Exhibit 99.2

Enviva Announces Tax-Exempt Green Bond Offering

BETHESDA, Md., June 21, 2022 – Enviva Inc. (NYSE: EVA) (“Enviva,” the “Company,” or the “Borrower”) today announced that the Industrial Development Authority of Sumter County, Alabama (the “Issuer”), intends to issue its Exempt Facilities Revenue Bonds (Enviva Inc. Project), Series 2022 (Green Bonds) (the “Bonds” and such offering, the “Tax-Exempt Green Bond Offering” or the “Offering”) in the aggregate principal amount of $250,000,0001. The proceeds of the Offering will be loaned to Enviva pursuant to a Loan and Guaranty Agreement (the “Loan Agreement”) to fund all or a portion of the costs of the acquisition, construction, equipping, and financing of Enviva’s wood pellet production plant to be located in Epes, Alabama (the “Epes plant”) and to pay costs and expenses of the Offering.

Additional Details of Tax-Exempt Green Bond Offering:

•	The Borrower’s obligations under the Loan Agreement will constitute a senior unsecured obligation to the Borrower

•	Enviva and the Issuer expect to close the transaction on or about July 15, 2022, subject to customary closing conditions

•	The Company has designated the bonds as Green Bonds because the proceeds will be used to finance the construction of a fully contracted wood pellet production plant designed to produce a low-carbon, sustainable, renewable, drop-in substitute for fossil fuels to help decarbonize industries and the global economy, consistent with Enviva’s Green Finance Framework. Enviva’s Green Finance Framework, which guides issuances of Green Bonds, was developed in alignment with the Green Bond Principles (2021) as published by the International Capital Markets Association (ICMA) and the Green Loan Principles (2021) published by the Loan Market Association (LMA) and the Loan Syndications and Trading Association (LSTA)

The Bonds have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any other jurisdiction, on the basis of the Bonds being exempt securities pursuant to Section 3(a)(2) of the Securities Act.

This news release is neither an offer to sell nor a solicitation of an offer to buy any securities, including the Bonds, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer or solicitation with respect to the Bonds will be made solely by means of the preliminary official statement.

1 Preliminary, subject to change.

About Enviva

Enviva Inc. (NYSE: EVA) is the world’s largest producer of industrial wood pellets, a renewable and sustainable energy source produced by aggregating a natural resource, wood fiber, and processing it into a transportable form, wood pellets. Enviva owns and operates ten plants with a combined production capacity of approximately 6.2 million metric tons per year in Virginia, North Carolina, South Carolina, Georgia, Florida, and Mississippi, and is starting construction on its 11th plant, which will be located in Epes, Alabama. Enviva sells most of its wood pellets through long-term, take-or-pay off-take contracts with primarily creditworthy customers in the United Kingdom, the European Union, and Japan, helping to accelerate the energy transition and to decarbonize hard-to-abate sectors like steel, cement, lime, chemicals, and aviation fuels. Enviva exports its wood pellets to global markets through its deep-water marine terminals at the Port of Chesapeake, Virginia, the Port of Wilmington, North Carolina, and the Port of Pascagoula, Mississippi, and from third-party deep-water marine terminals in Savannah, Georgia, Mobile, Alabama, and Panama City, Florida.

Cautionary Note Concerning Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, are forward-looking statements, including statements regarding the completion, timing, and size of the proposed Offering and the anticipated use of proceeds thereof. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Enviva disclaims any duty to revise or update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Enviva cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Enviva. These risks include, but are not limited to: (i) economic and market conditions during the marketing of the Offering; (ii) our ability to use the proceeds of the Offering in compliance with the conditions of the Bonds and Green Bond principles; and (iii) other factors, as described in Enviva’s filings with the Securities and Exchange Commission (the “SEC”), including the detailed factors discussed under the heading “Risk Factors” in Enviva’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as supplemented in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021.

Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Enviva’s expectations and projections can be found in Enviva’s periodic filings with the SEC. Enviva’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

INVESTOR CONTACT:

Kate Walsh

Vice President, Investor Relations

+1 240-482-3856

investor.relations@envivabiomass.com